Exhibit 10.66

EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

FOURTEENTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

THIS FOURTEENTH AMENDMENT, dated as of October 8, 2020, amends and modifies a certain Master Repurchase Agreement, dated as of March 24, 2015, as amended by Amendments dated as of June 24, 2015, March 15, 2016, April 20, 2016, June 20, 2016, June 16, 2017, August 18, 2017, September 28, 2018, August 29, 2019, September 13, 2019, October 15, 2019, April 1, 2020, July 24, 2020 and September 11, 2020 (as so amended, the “Repurchase Agreement”), between GUILD MORTGAGE COMPANY, a California corporation (“GMC”) and GUILD INVESTORS, LLC, a Delaware limited liability company (“GILLC”) and U.S. BANK NATIONAL ASSOCIATION (the “Buyer”). Terms not otherwise expressly defined herein shall have the meanings set forth in the Repurchase Agreement.

A. WHEREAS, GMC, Guild Mortgage Company, LLC, a Delaware limited liability company (“GMCLLC”), and Buyer have entered into the Repurchase Agreement, pursuant to which Buyer may, from time to time, purchase certain mortgage loans from GMC and GMCLLC and GMC and GMCLLC agree to sell certain mortgage loans to Buyer under a master repurchase facility.

B. WHEREAS, on September 22, 2020, GMCLLC changed its name from “Guild Mortgage Company, LLC” to “Guild Investors, LLC”.

C. WHEREAS, GMC and GILLC intend to carry out certain internal restructuring and other transactions, including (i) the contribution by GILLC of 100% of the issued and outstanding equity interests of GMC to Guild Holdings Company (“GHC”), (ii) substantially simultaneously with the Contribution, the conversion of GMC from a California corporation to Guild Mortgage Company, LLC, a California limited liability company (“GMCLLC CA”), (iii) the dissolution of GILLC, and (iv) the sale of shares of common stock of GHC to public investors.

D. WHEREAS, GMC, GILLC and Buyer are prepared to amend the Repurchase Agreement, subject to the consummation of the Transactions, on the terms, and subject to the conditions and in reliance on the representation set forth herein.

FOR VALUE RECEIVED, GMC, GILLC and the Buyer agree that the Repurchase Agreement is amended as follows.

ARTICLE I - AMENDMENTS TO THE REPURCHASE AGREEMENT

1.1 Definitions. Section 1.1 of the Repurchase Agreement is amended as follows:

(a) Effective upon the consummation of the Contribution, the following definitions are added:

““Assumption Agreement” means a duly executed Assignment and Assumption Agreement among the New Parent Company, GILLC and the Buyer, in the form of Annex I to the Fourteenth Amendment hereof.”

“‘Change of Control” means:

(a) an acquisition by any “person” or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of [***] or more of the combined voting power of the outstanding shares of voting stock of the New Parent Company entitled to vote generally in the election of directors (the “Outstanding Voting Stock”); provided, however, that the following shall not constitute a Change of Control: (i) any acquisition by the New Parent Company; (ii) any acquisition by one or more Investors; or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the New Parent Company or any entity controlled by the New Parent Company.

(b) the New Parent Company shall cease to own all membership interests of GMC.

Notwithstanding anything to the contrary contained herein, the IPO Transactions shall not constitute a Change of Control.”

“‘Exchange Act’ means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.”

“Investor” means, collectively, (i) [***], any other investment funds affiliated with [***], and any company or other entity controlled by, controlling or under common control with [***] or any such investment fund (other than any portfolio company) (the “[***] Investors”) and (ii) provided that the [***] Investors own [***] of the voting power of the New Parent Company, any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) with the [***] Investors and that, directly or indirectly, holds or acquires beneficial ownership of voting securities of the New Parent Company entitled to vote generally in the election of directors.”

““IPO Transactions” means, collectively, (i) the contribution (the “Contribution”) by Guild Investors, LLC, a Delaware limited liability company, of 100% of the issued and outstanding equity interests of GMC to the New Parent Company, (ii) the conversion (the “Conversion”) of GMC from a California corporation to Guild Mortgage Company, LLC, a California limited liability company, (iii) the dissolution of Guild Investors, LLC, a Delaware limited liability company, and (iv) the sale of common stock of the New Parent Company to public investors.”

““New Parent Company” means Guild Holdings Company, a Delaware corporation, or its successor.”

(b) Effective upon the consummation of the Contribution, the following definition is amended to read as follows:

““Sellers” means Guild Mortgage Company, LLC, a California limited liability company, and the New Parent Company. Any reference to “Sellers” shall be deemed a reference to both the Sellers together and to each Seller separately; an example being that each reference to the “Sellers’ liabilities” shall mean both the Sellers’ joint liabilities and the liabilities of each Seller considered separately.”

1.2 Change of Control. Effective upon the consummation of the Contribution, Section 10.1(l) of the Repurchase Agreement is amended to read as follows:

“(l) a Change of Control shall occur.”

1.3 References in the Repurchase Agreement. Effective upon the consummation of the Contribution, (a) all references in the Repurchase Agreement to GMC and Guild Mortgage Company shall be deemed to refer to Guild Mortgage Company, LLC, and (b) all references in the Repurchase Agreement to GMCLLC and Guild Mortgage Company, LLC shall be deemed to refer to GHC.

1.4 IPO Consent. Effective upon the consummation of the Contribution, and subject to satisfaction of the conditions set forth in Articles III and IV of this Amendment, the Buyer hereby (1) consents to the IPO Transactions, (2) acknowledges that the consummation of the IPO Transactions shall not constitute a Default or an Event of Default under the Repurchase Agreement and (3) waives any provision of the Repurchase Agreement that would prohibit the IPO Transactions or that the IPO Transactions would not comply with, including, but not limited to, the following provisions:

(a) Section 8.2 of the Repurchase Agreement, to the extent that such Section would require GMC to remain in existence as a California corporation and would require Guild Investors, LLC to remain in existence as a Delaware limited liability company;

(b) Sections 9.3 and 9.8 of the Repurchase Agreement to the extent that such Sections would prevent the Sellers from forming GHC and consummating the Contribution; and

(c) Section 9.12 of the Repurchase Agreement to the extent that the IPO Transactions would be deemed transactions with Affiliates.

1.5 Construction. All references in the Repurchase Agreement to “this Agreement”, “herein” and similar references shall be deemed to refer to the Repurchase Agreement as amended by this Amendment.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

2.1 This Amendment. To induce the Buyer to enter into this Amendment and to continuing to Purchase Mortgage Loans under the Repurchase Agreement as amended hereby, the Sellers hereby warrant and represent to the Buyer that they are duly authorized to execute and deliver this Amendment, and to perform their obligations under the Repurchase Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Sellers, enforceable in accordance with its terms.

2.2 Assets of GMCLLC. As of the date of this Amendment, GILLC does not have any assets other than the membership interests in GMC, and upon effectiveness of the Contribution, the New Parent Company shall be fully vested in all of the assets previously held by GILLC.

ARTICLE III - CONDITIONS PRECEDENT

TO EFFECTIVENESS OF THIS AMENDMENT

This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.1 Defaults. Immediately before and immediately after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Repurchase Agreement. The execution by the Sellers of this Amendment shall be deemed a representation that the Sellers have complied with the foregoing condition.

3.2 Documents. The Buyer and the Sellers shall have executed and delivered this Amendment.

ARTICLE IV - CONDITIONS PRECEDENT

TO EFFECTIVENESS OF ARTICLE I

The Amendments and other provisions set forth in Article I of this Amendment shall automatically become effective upon (and subject to) the occurrence of the Contribution, subject to the satisfaction of each of the following conditions precedent:

4.1 Warranties. GHC represents and warrants to the Buyer that, as of the date of the consummation of the Contribution, GHC’s assets shall consist solely of its equity interests in GMCLLC CA.

4.2 Defaults. Immediately before and immediately after giving effect to the IPO Initial Transactions, no Default and no Event of Default shall have occurred and be continuing under the Repurchase Agreement, provided, that whether or not a Default or Event of Default shall have occurred after consummation of the IPO Initial Transactions shall be determined giving effect to the IPO Consent.

4.3 Documents. The following documents shall have been executed by GHC and GMCLLC CA, as applicable, and delivered to the Buyer:

(a) The Assumption Agreement.

(b) Certificates of the Secretary or an Assistant Secretary of each of GHC and GMCLLC CA, attesting to incumbency of the officers of each of GHC and GMCLLC CA authorized to execute the Assumption Agreement and any Related Document to be executed after consummation of the IPO Transactions and authorized to give and receive all notices under the Repurchase Agreement and to otherwise act for the GHC and GMCLLC CA under the Repurchase Agreement and Related Documents, and attaching (i) copies of the membership, operating or member control agreements of GMC, and (ii) a copy of the Articles of Incorporation and Bylaws of GHC.

(c) Certificates of Good Standing of each of GHC and GMCLLC CA in the jurisdiction of their organization, certified by the appropriate governmental officials.

(d) An opinion of counsel to GHC and GMCLLC CA.

(e) A UCC-1 financing statement naming GHC as debtor.

(f) Documentation and other information reasonably requested by the Buyer in writing no later than three business days following the date of this Amendment in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, respecting GHC.

(g) If GHC qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to GHC.

ARTICLE V - GENERAL

5.1 Expenses. The Sellers agree to reimburse the Buyer upon demand for all reasonable expenses (including reasonable attorneys’ fees and legal expenses) incurred by this Buyer in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Sellers hereunder, and to pay and save the Buyer harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Sellers shall survive any termination of the Repurchase Agreement.

5.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

5.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

5.4 Law; Consent to Jurisdiction; Waiver of Jury Trial. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder. This Amendment shall be subject to the Consent to Jurisdiction and Waiver of Jury Trial provisions of the Repurchase Agreement.

5.5 Successors; Enforceability. This Amendment shall be binding upon the Sellers and the Buyer and their respective successors and assigns, and shall inure to the benefit of the Sellers and the Buyer and the successors and assigns of the Buyer. Except as hereby amended, the Repurchase Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Timothy Day
Title	Senior Vice President

GUILD INVESTORS, LLC

By:	/s/ Amber Elwell
Title:	CFO

GUILD MORTGAGE COMPANY

By:	/s/ Amber Elwell
Title:	CFO

GUILD HOLDINGS COMPANY

By:	/s/ Amber Elwell
Title:	CFO

[signature page to Fourteenth Amendment]